Exhibit 99.1

FOR IMMEDIATE RELEASE

MERCANTILE BANKSHARES REPORTS FIRST QUARTER RESULTS

Baltimore, Maryland, April 25, 2006 - Edward J. Kelly, III, Chairman, President and Chief Executive Officer of Mercantile Bankshares Corporation (“Bankshares”) (Nasdaq: MRBK), today reported that net income for the quarter ended March 31, 2006 was $70.8 million, a 13.0% increase over net income of $62.6 million for the same period in 2005 and a 5.5% decrease from the $74.9 million reported for the fourth quarter of 2005. The results of operations for Community Bank of Northern Virginia (“CBNV”) are included subsequent to the close of business on May 18, 2005. On the date of purchase, CBNV had total loans of $0.7 billion, total earning assets of $0.8 billion, and total deposits of $0.6 billion.

For the quarter ended March 31, 2006, diluted net income per share was $0.57, an increase of 9.6% from the $0.52 reported for the first quarter of 2005. Adjusted weighted average shares outstanding increased from 119.8 million for the quarter ended March 31, 2005, to 124.3 million for the quarter ended March 31, 2006. In January 2006, Bankshares announced a three-for-two stock split on its common stock. Share, average share and per share amounts have been adjusted to give effect to the split.

Bankshares also reports cash operating earnings, defined as “GAAP” (Generally Accepted Accounting Principles) earnings excluding the amortization of intangible assets associated with purchase accounting for business combinations; securities gains and losses; and other significant gains, losses or expenses (such as those associated with integrating the operations of acquired entities into Bankshares) unrelated to Bankshares’ core operations. Cash operating earnings totaled $72.1 million for the first quarter of 2006, an increase of 14.3% over the $63.1 million for the same period in 2005 and a decrease of 5.8% from the $76.5 million for the fourth quarter of 2005. A reconciliation of GAAP basis net income to cash operating earnings can be found on page 15 of this release.

Mr. Kelly stated, “The performance this quarter was mixed. The year-over-year comparisons are generally good and credit quality continues to be strong. We also controlled expenses this quarter. Having said that, even accounting for a shorter quarter, some seasonality in our results and a strong fourth quarter, I would like to have seen better results compared to the fourth quarter. The competitive and interest rate environments are difficult. We will do our best to manage through them.”

Net interest income for the quarter ended March 31, 2006 increased 10.6% to $158.3 million from $143.1 million for the first quarter of last year. The net interest margin declined 8 basis points to 4.36% for the current quarter compared with 4.44% for the same quarter last year. Growth in average earning assets, largely attributable to the CBNV acquisition, offset the effect of the decline in the year-over-year net interest margin. The decline was due primarily to growth in premium money market accounts and certificates of deposit as customers shifted to these higher rate products; increased competition affecting yields on new loans; and the overall yield on the investment portfolio lagging the increase in funding costs. Bankshares paid an average rate of 2.29% on interest-bearing deposits during the first quarter of 2006, an increase of 95 basis points over the first quarter of 2005. By contrast, the yield on average loans and investments increased by 83 basis points and 26 basis points, respectively from the first quarter of 2005. The amortization of deferred loan origination costs during the first quarter of 2006 reduced the net interest margin by two basis points compared with the first quarter of last year. It is anticipated that increased amortization of deferred loan origination costs will continue to affect the margin by an additional one to two basis points per quarter for the next two or three years as the amount amortized builds over the average life of the originated loans.

On a linked quarter basis, net interest income declined by 2.5% from $162.4 million. The decline in linked-quarter net interest income was attributable to both the decline in the net interest margin and two fewer days in the quarter. The 7 basis point decline in the net interest margin was primarily attributable to a refinement in prepayment speed calculations in the mortgage-backed securities portfolio, which benefited net interest margin by 4 basis points in the fourth quarter of 2005 and reduced net interest margin by 1 basis point in the first quarter of 2006. The increased amortization of the deferred loan origination costs over the previous quarter reduced the net interest margin by 1 basis point.

Average loans of $11.6 billion for the first quarter of 2006 increased 12.9% from $10.3 billion for the first quarter of 2005 and increased $149.0 million, or 5.2% (annualized) on a linked-quarter basis. Loan growth was driven primarily by increases in commercial real estate, construction, consumer and residential lending, which were up 17.2%, 26.5%, 29.2% and 12.9%, respectively from the first quarter of 2005. The CBNV acquisition accounted for approximately 50% of the year-over-year loan growth.

Year-over-year average deposits increased 11.4%, due in large part to the CBNV acquisition. Growth in average balances over the prior year was in time deposits greater than $100,000, other time deposits and money market accounts, which increased 33.4%, 21.7% and 19.2%, respectively. Offsetting this growth was a 9.5% decline in average savings deposits.

At March 31, 2006, nonperforming assets amounted to $23.6 million or 0.20% of period-end loans and other real estate owned. The comparable nonperforming asset ratios were 0.20% and 0.30% at December 31, 2005 and March 31, 2005, respectively. Loans past due 30-89 days were $60.2 million at March 31, 2006 compared with $65.2 million at December 31, 2005 and $47.5 million at March 31, 2005.

The allowance for loan losses declined $14.8 million to $141.9 million at March 31, 2006, or 1.21% of period-end loans, from $156.7 million, or 1.35% of period end loans, at year-end 2005. The decline was related primarily to the reclassification of $14.0 million in of the allowance for loan losses to a separate reserve for unfunded commitments in other liabilities. In the first quarter of 2006, management refined the methodologies for the formula-based components of the allowance for loan losses to bring them into alignment with our current framework for analyzing credit losses.  The development of this modeling process enabled us to evaluate the risk inherent in unfunded commitments and establish an appropriate reserve. The allowance for loan losses to total loans was 1.43% at March 31, 2005. The allowance for loan losses as a percentage of nonperforming loans was 619.81%, 694.32% and 477.10% at March 31, 2006, December 31, 2005 and March 31, 2005, respectively. Net recoveries for the quarter ended March 31, 2006 were $0.2 million. Net charge-offs for the quarters ended December 31, 2005 and March 31, 2005 were $0.5 million and $0.7 million, respectively. No provision for credit losses was taken for the quarters ended March 31, 2006 and December 31, 2005; a provision of $0.8 million was taken for the quarter ended March 31, 2005.

Noninterest income, which includes investment and wealth management (“IWM”) fees, service charges on deposit accounts, mortgage banking-related fees, securities gains and losses, income from nonmarketable investments and other income, increased $2.7 million, or 4.7%, to $60.6 million for the first quarter of 2006 from $57.9 million for the first quarter of 2005. Noninterest income decreased $1.5 million, or 2.4%, in the first quarter of 2006 from the fourth quarter of 2005.

IWM revenue increased $2.1 million for the first quarter of 2006 from the first quarter of 2005. The growth in IWM revenue was due principally to stronger equity markets during 2006, increased new sales in Private Wealth Management, increased brokerage activity and stronger performance in the hedge funds of funds. Nonmarketable investment income increased by nearly $1.0 million over 2005 due to increases in hedge fund income and higher income from bank-owned life insurance due to better performance and the investment of an additional $50.0 million in the third quarter of 2005. These increases were offset partially by a decline in private equity investment performance. Higher electronic banking, insurance and letters of credit fees also contributed to the increase. The first quarter of 2005 included $1.1 million in gains from sales of bank-owned premises.

The $1.5 million decline in noninterest income in the first quarter of 2006 from fourth quarter of 2005 was due to a $2.5 million decline in mortgage-banking fees as a result of lower volumes in the commercial business and lower profit margins in the residential business. Lower electronic banking fees, charges and fees on loans and capital market-related revenue also contributed to the decline. Partially offsetting these declines was a $1.9 million increase in IWM revenue due primarily to stronger equity markets and increased brokerage activity.

Noninterest expenses, which include salaries, employee benefits, net occupancy expense of bank premises, furniture and equipment expenses, communications and supplies and other expenses, increased by 6.6% for the quarter ended March 31, 2006 to $106.7 million from $100.2 million for the first quarter of 2005. Noninterest expenses were 1.5% lower than the fourth quarter of 2005.

The $6.5 million increase in noninterest expenses for the first quarter of 2006 over the same period in the prior year was due primarily to $1.6 million in additional salaries related to the acquisition of CBNV; $2.4 million in merit and staffing increases; $1.0 million in higher incentive compensation; $1.6 million in additional severance costs; a $2.8 million increase in benefit costs; a $1.2 million increase in occupancy costs related to the CBNV acquisition and the addition of new branches; and a $1.0 million increase in furniture and equipment expense that was mostly software related. These increases were partially offset by a $4.7 million increase in deferred salaries expense related to loan organization costs. Noninterest expense declined $1.7 million, or 1.5%, compared with the fourth quarter of 2005. This decrease was due primarily to a reduction of $2.0 million in salaries expense due to an increase in the amount of loan origination costs deferred.

The cash operating efficiency ratio, a key measure of expense management, was 47.30% for the first quarter of 2006 compared with 48.68% for each of the first quarter of 2005 and 46.69% for the fourth quarter of 2005. Return on average assets for the first quarters of 2006 and 2005 was 1.75% and 1.83% for the fourth quarter of 2005. Return on average tangible equity was 18.97% for the first quarter of 2006 compared with 18.57% for the first quarter of 2005 and 20.26% for the fourth quarter of 2005. The ratio of average tangible equity to average tangible assets was 9.81% for the first quarter of 2006 compared with 10.00% for the first quarter of 2005 and 9.61% for the fourth quarter of 2005. See Footnotes No. 1, 2 and 3 on page 15 of this release for a reconciliation of the GAAP and non-GAAP measures referred to in this paragraph.

At March 31, 2006, total assets increased by 14.7% to $16.8 billion and total loans increased by 12.3% to $11.7 billion from March 31, 2005. Total deposits at March 31, 2006 increased by 14.6% to $12.6 billion and shareholders’ equity increased by 15.0% to $2.2 billion from a year earlier.

Mercantile Bankshares Corporation, with more than $16 billion in assets, is a regional multi-bank financial holding company with headquarters in Baltimore, Maryland. Its member banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania from a network of 238 offices and more than 249 ATMs. The Investment & Wealth Management division has assets under administration in excess of $47 billion, with management responsibility for more than $20 billion of these assets. Additional information is available at www.mercantile.com.

Cautionary Statement

This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). Bankshares’ management uses these operating earnings measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude intangible assets and the amortization of intangible assets related to the consummation of mergers. These operating earnings measures may also exclude other significant gains, losses or expenses that are not considered components of core operations. Since these items and their impact on Bankshares’ performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results and financial position of Bankshares’ core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to operating earnings performance measures that may be presented by other companies.

This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

Earnings Conference Call

Mercantile CEO Edward J. Kelly, III and CFO Terry L. Troupe will review first quarter 2006 earnings in a conference call and audio webcast on Tuesday, April 25, 2006 at 10:00 a.m. EDT.

To participate in the call, please dial 1-888-889-5345 or internationally, 973-339-3086, ten minutes prior to the start of the call and ask to be connected to the Mercantile Bankshares conference call. A webcast of the conference call also will be available on the Internet at http://www.mrbk.com/invest/share_news.html, Investor Relations, Shareholder News.

The conference call will be available for replay until May 30, 2006 at www.mercantile.com, Investor Relations, Shareholder News. An audio replay also is available until May 30, 2006 by dialing 877-519-4471 and the access code/pin # 4644353.

Additional financial information is attached.

David E. Borowy

Investor Relations

(410) 347-8361

david.borowy@mercantile.com

MERCANTILE BANKSHARES CORPORATION CONSOLIDATED FINANCIAL SUMMARY

(in thousands except per share data)

	For the Quarter Ended
	March 31,
			% Incr.
	2006	2005	(Decr.)
OPERATING RESULTS
Net interest income (1)	$158,313	$143,083	10.6%
Net interest income - taxable equivalent (1)	160,146	144,660	10.7
Provision for credit losses	—	756	(100.0)
Net income	70,759	62,627	13.0

PER COMMON SHARE DATA*
Basic net income	$.58	$.53	9.4%
Diluted net income	.57	.52	9.6
Dividends paid	.26	.23	13.0
Book value at period end	18.05	16.26	11.0
Market value at period end	38.45	33.91	13.4
Market range:
High	39.82	34.90	14.1
Low	36.88	32.27	14.3

AVERAGE BALANCE SHEET DATA
Total loans	$11,646,904	$10,314,361	12.9%
Total earning assets	14,880,775	13,221,167	12.6
Total assets	16,435,964	14,508,344	13.3
Total deposits	11,940,956	10,718,734	11.4
Shareholders’ equity	2,261,646	1,950,276	16.0

STATISTICS AND RATIOS (Net income annualized)
Return on average assets	1.75%	1.75%
Return on average equity (2)	12.69	13.02
Return on average tangible equity (2)	18.97	18.57
Average equity to average assets (2)	13.76	13.44
Average tangible equity to average tangible assets (2)	9.81	10.00
Net interest rate spread - taxable equivalent	3.64	3.99
Net interest margin on earning assets - taxable equivalent	4.36	4.44
Efficiency ratio (1),(3)	48.34	49.45
Cash operating efficiency ratio (1),(3)	47.30	48.68
Dividend payout ratio*	44.83	43.40

Bank offices	238	225	13
Employees	3,658	3,423	235

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs /(recoveries)	$(159)	$741	(121.5)%
Nonaccrual loans	22,890	31,234	(26.7)
Restructured loans	—	—	—
Total nonperforming loans	22,890	31,234	(26.7)
Other real estate owned, net	713	145	391.7
Total nonperforming assets	23,603	31,379	(24.8)

CREDIT QUALITY RATIOS
Net charge-offs/(recoveries) - annualized as a percent of period-end loans	(.01)%	.03%
Nonperforming loans as a percent of period-end loans**	.20	.30
Allowance for loan losses as a percent of period-end loans	1.21	1.43
Allowance for loan losses as a percent of nonperforming loans	619.81	477.10
Other real estate owned as a percent of period-end loans and other real estate owned	.01	—
Nonperforming assets as a percent of period-end loans and other real estate owned	.20	.30
Nonperforming assets as a percent of total assets	.14	.21

* In January 2006, Bankshares announced a three-for-two stock split on its common stock.  Per share amounts and other applicable information have been adjusted to give effect to the split.

** The decline in the allowance for loan losses was due primarily to the reclassification of $14.0 million out of the allowance for loan losses to a separate reserve for unfunded commitments in other liabilities.

In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance.  For comparability, certain prior period amounts have been reclassified to conform with current period presentation.

(1),(2),(3)  See page 15 of 15 for additional information.

MERCANTILE BANKSHARES CORPORATION STATEMENTS OF CONSOLIDATED INCOME

(in thousands except per share data)

	For the Quarter Ended
	March 31,
			Increase/(Decrease)
	2006	2005	Amount	%
INTEREST INCOME
Interest and fees on loans	$196,055	$152,544	$43,511	28.5%
Interest and dividends on investment securities:
Taxable interest income	29,795	24,992	4,803	19.2
Tax-exempt interest income	778	721	57	7.9
Other investment income	627	644	(17)	(2.6)
	31,200	26,357	4,843	18.4
Other interest income	658	344	314	91.3
Total interest income	227,913	179,245	48,668	27.2

INTEREST EXPENSE
Interest on deposits	49,243	25,305	23,938	94.6
Interest on short-term borrowings	11,023	4,042	6,981	172.7
Interest on long-term debt	9,334	6,815	2,519	37.0
Total interest expense	69,600	36,162	33,438	92.5

NET INTEREST INCOME	158,313	143,083	15,230	10.6
Provision for credit losses	—	756	(756)	(100.0)

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	158,313	142,327	15,986	11.2

NONINTEREST INCOME
Investment and wealth management	26,121	24,057	2,064	8.6
Service charges on deposit accounts	10,292	10,426	(134)	(1.3)
Mortgage banking-related fees	2,210	2,283	(73)	(3.2)
Investment securities gains and (losses)	(13)	414	(427)	(103.1)
Nonmarketable investments	6,269	5,271	998	18.9
Other income	15,727	15,418	309	2.0
Total noninterest income	60,606	57,869	2,737	4.7

NONINTEREST EXPENSES
Salaries	49,099	46,554	2,545	5.5
Employee benefits	14,735	11,897	2,838	23.9
Net occupancy expense of bank premises	7,771	6,922	849	12.3
Furniture and equipment expenses	8,305	7,279	1,026	14.1
Communications and supplies	3,818	4,040	(222)	(5.5)
Other expenses	22,987	23,461	(474)	(2.0)
Total noninterest expenses	106,715	100,153	6,562	6.6

Income before income taxes	112,204	100,043	12,161	12.2
Applicable income taxes	41,445	37,416	4,029	10.8

NET INCOME	$70,759	$62,627	$8,132	13.0

Weighted average shares outstanding*	123,043	118,842	4,201	3.5

Adjusted weighted average shares outstanding*	124,294	119,813	4,481	3.7

NET INCOME PER COMMON SHARE:*
Basic	$0.58	$0.53	$0.05	9.4
Diluted	$0.57	$0.52	$0.05	9.6

* In January 2006, Bankshares announced a three-for-two stock split on its common stock.
Average share and per share amounts have been adjusted to give effect to the split.

MERCANTILE BANKSHARES CORPORATION CONSOLIDATED BALANCE SHEETS

(in thousands except per share data)

	March 31,
			Increase/(Decrease)
	2006	2005	Amount	%
ASSETS

Cash and due from banks	$317,376	$304,969	$12,407	4.1%
Interest-bearing deposits in other banks	200	158	42	26.6
Trading account securities at fair value	8,000	—	8,000	—
Investment securities:
Available-for-sale at fair value
U.S. Treasury and government agencies	1,430,929	1,386,091	44,838	3.2
Mortgage-backed securities	1,558,692	1,299,278	259,414	20.0
States and political subdivisions	66,061	60,750	5,311	8.7
Other investments	63,880	61,602	2,278	3.7
Held-to-maturity
States and political subdivisions - fair value of $16,858 (2006) and $20,371 (2005)	16,448	19,704	(3,256)	(16.5)
Total investment securities	3,136,010	2,827,425	308,585	10.9

Federal funds sold	292,905	26,901	266,004	—
Loans held-for-sale	850	24,341	(23,491)	(96.5)

Loans	11,696,168	10,413,222	1,282,946	12.3
Less: allowance for loan losses	(141,874)	(149,017)	(7,143)	(4.8)
Loans, net	11,554,294	10,264,205	1,290,089	12.6

Bank premises and equipment, net	137,713	141,135	(3,422)	(2.4)
Other real estate owned, net	713	145	568	391.7
Goodwill	678,918	507,791	171,127	33.7
Other intangible assets, net	44,461	46,122	(1,661)	(3.6)
Other assets	611,787	484,641	127,146	26.2
Total assets	$16,783,227	$14,627,833	$2,155,394	14.7

LIABILITIES

Deposits:
Noninterest-bearing deposits	$3,385,892	$3,098,666	$287,226	9.3
Interest-bearing deposits	9,187,664	7,872,610	1,315,054	16.7
Total deposits	12,573,556	10,971,276	1,602,280	14.6
Short-term borrowings	1,057,015	856,963	200,052	23.3
Accrued expenses and other liabilities	222,031	179,747	42,284	23.5
Long-term debt	701,706	681,331	20,375	3.0
Total liabilities	14,554,308	12,689,317	1,864,991	14.7

SHAREHOLDERS’ EQUITY

Preferred stock, no par value; authorized 2,000,000 shares; issued and outstanding—None
Common stock, $2 par value; authorized 130,000,000 shares	246,947	158,972	87,975	55.3
Capital surplus	595,813	538,075	57,738	10.7
Retained earnings	1,428,288	1,264,634	163,654	12.9
Accumulated other comprehensive income (loss)	(42,129)	(23,165)	(18,964)	(81.9)
Total shareholders’ equity	2,228,919	1,938,516	290,403	15.0
Total liabilities and shareholders’ equity	$16,783,227	$14,627,833	$2,155,394	14.7

Actual shares outstanding*	123,474	119,229	4,245	3.6
Book value per common share*	$18.05	$16.26	$1.79	11.0

* In January 2006, Bankshares announced a three-for-two stock split on its common stock.

Share and per share amounts have been adjusted to give effect to the split.

MERCANTILE BANKSHARES CORPORATION CONSOLIDATED AVERAGE BALANCE SHEETS

(in thousands)

	For the Quarter Ended
	March 31,
	2006		2005
	Average	Yield(1)	Average	Yield(1)
	Balance	/ Rate	Balance	/ Rate
Earning assets
Loans:
Commercial and leasing	$2,933,214	7.06%	$2,848,452	5.90%
Commercial real estate	3,673,385	6.89	3,133,446	6.28
Construction	1,681,253	7.86	1,328,633	6.24
Residential real estate	1,831,603	6.16	1,710,003	5.92
Home equity lines	496,526	7.25	495,935	5.36
Consumer	1,030,923	5.73	797,892	5.94
Total loans	11,646,904	6.87	10,314,361	6.04

Federal funds sold, et al	57,318	4.65	31,854	4.37

Securities:(2)
Taxable securities
U.S. Treasury and government agencies	1,440,180	3.64	1,426,230	3.43
Mortgage-backed	1,589,017	4.30	1,303,700	4.02
Other investments	63,199	4.06	63,943	4.12
Tax-exempt securities
States and political subdivisions	83,957	6.22	80,921	5.97
Total securities	3,176,353	4.05	2,874,794	3.79

Interest-bearing deposits in other banks	200	1.36	158	1.47
Total earning assets	14,880,775	6.26	13,221,167	5.55

Cash and due from banks	301,305		290,911
Bank premises and equipment, net	138,237		141,426
Other assets	1,272,673		1,004,526
Less: allowance for loan losses	(157,026)		(149,686)
Total assets	$16,435,964		$14,508,344

Interest-bearing liabilities
Deposits:
Savings	$1,321,364	0.45	$1,459,580	0.32
Checking plus interest	1,341,714	0.19	1,350,521	0.15
Money market	1,848,724	2.18	1,550,919	0.94
Time deposits $100,000 and over	1,904,098	4.00	1,427,571	2.66
Other time deposits	2,318,985	3.23	1,905,548	2.28
Total interest-bearing deposits	8,734,885	2.29	7,694,139	1.33

Short-term borrowings	1,320,595	3.39	1,000,929	1.64
Long-term debt	730,236	5.18	689,372	4.01
Total interest-bearing funds	10,785,716	2.62	9,384,440	1.56

Noninterest-bearing deposits	3,206,071		3,024,595
Other liabilities and accrued expenses	182,531		149,033
Total liabilities	14,174,318		12,558,068
Shareholders’ equity	2,261,646		1,950,276
Total liabilities & shareholders’ equity	$16,435,964		$14,508,344

Net interest rate spread		3.64%		3.99%
Effect of noninterest-bearing funds		0.72		0.45
Net interest margin on earning assets		4.36%		4.44%

(1) Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.

(2) Balances reported at amortized cost; excludes unrealized gains (losses) on securities available-for-sale.

MERCANTILE BANKSHARES CORPORATION SUPPLEMENTAL LOAN INFORMATION BY QUARTER

(in thousands)

	1Q 06	4Q 05	3Q 05	2Q 05	1Q 05
PERIOD-END LOANS BY TYPE
Commercial and Leasing	$2,899,242	$2,957,301	$2,925,445	$2,923,419	$2,854,186
Commercial Real Estate	3,675,692	3,703,297	3,638,238	3,585,592	3,180,853
Construction	1,740,413	1,607,095	1,543,633	1,560,149	1,347,365
Residential Real Estate	1,856,250	1,802,373	1,778,684	1,776,959	1,735,492
Home Equity Lines	487,586	505,508	520,214	517,342	493,074
Consumer	1,036,985	1,032,271	1,039,845	1,000,845	802,252
TOTAL LOANS AT END OF PERIOD	$11,696,168	$11,607,845	$11,446,059	$11,364,306	$10,413,222

NONPERFORMING LOANS BY TYPE
Commercial and Leasing	$15,748	$15,771	$21,065	$21,980	$25,999
Commercial Real Estate	4,600	4,451	3,240	2,848	2,775
Construction	414	376	377	378	6
Residential Real Estate	1,577	1,505	1,845	1,238	1,642
Home Equity Lines	148	88	89	86	370
Consumer	403	374	406	379	442
TOTAL NONPERFORMING LOANS AT END OF PERIOD	$22,890	$22,565	$27,022	$26,909	$31,234

LOANS PAST DUE 30-89 DAYS BY TYPE
Commercial and Leasing	$7,412	$5,513	$12,604	$6,256	$3,402
Commercial Real Estate	13,386	4,973	8,976	14,634	6,076
Construction	23,979	33,628	24,026	9,551	20,656
Residential Real Estate	9,949	13,948	7,141	8,144	13,025
Home Equity Lines	1,197	1,233	543	697	351
Consumer	4,313	5,856	4,005	4,449	3,975
TOTAL LOANS PAST DUE 30-89 DAYS	$60,236	$65,151	$57,295	$43,731	$47,485

CHARGE-OFFS BY LOAN TYPE
Commercial and Leasing	$401	$1,440	$570	$383	$1,299
Commercial Real Estate	209	—	—	—	32
Construction	—	—	—	—	—
Residential Real Estate	2	160	28	3	11
Home Equity Lines	—	22	—	69	—
Consumer	766	1,155	1,112	718	600
TOTAL CHARGE-OFFS	$1,378	$2,777	$1,710	$1,173	$1,942

RECOVERIES BY LOAN TYPE
Commercial and Leasing	$908	$1,732	$233	$985	$595
Commercial Real Estate	33	7	27	118	6
Construction	1	—	445	1	—
Residential Real Estate	25	6	167	30	35
Home Equity Lines	2	—	—	—	—
Consumer	568	529	93	1,037	565
TOTAL RECOVERIES	$1,537	$2,274	$965	$2,171	$1,201

MERCANTILE BANKSHARES CORPORATION SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

INVESTMENT AND WEALTH MANAGEMENT
ASSET DATA (End of Period)	1Q 06	4Q 05	3Q 05	2Q 05	1Q 05
	(Dollars in billions)
Personal
Assets with Investment Responsibility	$8.9	$8.7	$8.8	$8.2	$8.5
Assets with no Investment Responsibility	4.0	3.8	3.7	3.8	3.6
Total Personal	12.9	12.5	12.5	12.0	12.1

Institutional
Assets with Investment Responsibility	11.6	11.6	12.0	12.5	12.1
Assets with no Investment Responsibility	23.1	22.1	21.7	23.6	23.6
Total Institutional	34.7	33.7	33.7	36.1	35.7

Mutual Funds Not Included Above	0.3	0.3	0.2	0.2	0.2

Total
Assets with Investment Responsibility	20.8	20.6	21.0	20.9	20.8
Assets with no Investment Responsibility	27.1	25.9	25.4	27.4	27.2
Total Assets Under Administration	$47.9	$46.5	$46.4	$48.3	$48.0

OTHER INTANGIBLE ASSETS INFORMATION	(Dollars in thousands)
EOP Deposit Intangibles, Net	$32,232	$33,719	$35,206	$36,832	$33,501
EOP Mortgage Servicing Rights, Net	1,801	1,757	1,216	1,289	266
EOP Other Intangible Assets, Net	10,428	11,177	11,063	11,709	12,355
EOP Total Other Intangible Assets, Net	$44,461	$46,653	$47,485	$49,830	$46,122

Amortization of Deposit Intangibles	$1,487	$1,488	$1,475	$1,447	$1,367
Amortization of Mortgage Servicing Rights	89	82	105	81	54
Amortization of Other Intangible Assets	749	721	651	651	651
Total Amortization of Other Intangible Assets	$2,325	$2,291	$2,231	$2,179	$2,072

PRINCIPAL BALANCE OF LOANS SERVICED FOR OTHERS	(Dollars in thousands)
EOP Residential Real Estate Mortgages (owned)	$37,780	$41,297	$44,573	$50,283	$52,210
EOP Commercial Real Estate Mortgages (owned)	1,735,313	1,744,615	1,738,807	1,830,277	1,839,417
EOP Commercial Real Estate Mortgages (not owned)	4,350,755	4,403,576	4,354,568	4,164,748	4,148,513
EOP Total Principal Balance of Loans Serviced For Others	$6,123,848	$6,189,488	$6,137,948	$6,045,308	$6,040,140

MERCANTILE BANKSHARES CORPORATION SUPPLEMENTAL INFORMATION BY QUARTER

(in thousands except per share data)

						1Q 06	1Q 06
						vs	vs
	1Q 06	4Q 05	3Q 05	2Q 05	1Q 05	4Q 05	1Q 05
OPERATING RESULTS
Net interest income (1)	$158,313	$162,434	$159,242	$152,367	$143,083	(2.5)%	10.6%
Net interest income - taxable equivalent (1)	160,146	164,267	161,023	154,023	144,660	(2.5)	10.7
Provision for credit losses	—	—	820	—	756	—	(100.0)
Net income	70,759	74,863	70,956	67,873	62,627	(5.5)	13.0

PER COMMON SHARE DATA*
Basic net income	$.58	$.61	$.58	$.56	$.53	(4.9)%	9.4%
Diluted net income	.57	.60	.57	.56	.52	(5.0)	9.6
Dividends paid	.26	.25	.25	.25	.23	4.0	13.0
Book value at period end	18.05	17.81	17.47	17.25	16.26	1.3	11.0
Market value at period end	38.45	37.63	35.92	34.35	33.91	2.2	13.4
Market range:
High	39.82	40.09	37.46	35.20	34.90	(0.7)	14.1
Low	36.88	34.11	34.13	32.39	32.27	8.1	14.3

AVERAGE BALANCE SHEET DATA
Total loans	$11,646,904	$11,497,885	$11,389,731	$10,899,263	$10,314,361	1.3%	12.9%
Total earning assets	14,880,775	14,698,731	14,490,736	13,840,991	13,221,167	1.2	12.6
Total assets	16,435,964	16,258,275	16,065,168	15,233,571	14,508,344	1.1	13.3
Total deposits	11,940,956	11,894,394	11,751,990	11,273,220	10,718,734	0.4	11.4
Shareholders’ equity	2,261,646	2,210,050	2,179,415	2,042,104	1,950,276	2.3	16.0

STATISTICS AND RATIOS (Net income annualized)
Return on average assets	1.75%	1.83%	1.75%	1.79%	1.75%
Return on average equity (2)	12.69	13.44	12.92	13.33	13.02
Return on average tangible equity (2)	18.97	20.26	19.62	19.64	18.57
Average equity to average assets (2)	13.76	13.59	13.57	13.41	13.44
Average tangible equity to average tangible assets (2)	9.81	9.61	9.53	9.67	10.00
Net interest rate spread - taxable equivalent	3.64	3.78	3.83	3.95	3.99
Net interest margin on earning assets - taxable equivalent	4.36	4.43	4.41	4.46	4.44
Efficiency ratio (1),(3)	48.34	47.87	48.36	48.54	49.45
Cash operating efficiency ratio (1),(3)	47.30	46.69	46.99	48.26	48.68
Dividend payout ratio*	44.83	40.98	43.10	44.64	43.40

Bank offices	238	240	238	239	225	(2)	13
Employees	3,658	3,606	3,607	3,630	3,423	52	235

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs / (recoveries)	$(159)	$503	$745	$(998)	$741	(131.6)%	(121.5)%
Nonaccrual loans	22,890	22,565	27,022	26,909	31,234	1.4	(26.7)
Restructured loans	—	—	—	—	—	—	—
Total nonperforming loans	22,890	22,565	27,022	26,909	31,234	1.4	(26.7)
Other real estate owned, net	713	667	777	777	145	6.9	391.7
Total nonperforming assets	23,603	23,232	27,799	27,686	31,379	1.6	(24.8)

CREDIT QUALITY RATIOS
Net charge-offs / (recoveries) - annualized as a percent of period-end loans	(.01)%	.02%	.03%	(.04)%	.03%
Nonperforming loans as a percent of period-end loans	.20	.19	.24	.24	.30
Allowance for loan losses as a percent of period-end loans**	1.21	1.35	1.37	1.38	1.43
Allowance for loan losses as a percent of nonperforming loans	619.81	694.32	581.66	583.82	477.10
Other real estate owned as a percent of period-end loans and other real estate owned	.01	.01	.01	.01	—
Nonperforming assets as a percent of period-end loans and other real estate owned	.20	.20	.24	.24	.30
Nonperforming assets as a percent of total assets	.14	.14	.17	.17	.21

* In January 2006, Bankshares announced a three-for-two stock split on its common stock. Per share amounts and other applicable information have been adjusted to give effect to the split.

** The decline in the allowance for loan losses was due primarily to the reclassification of $14.0 million out of the allowance for loan losses to a separate reserve for unfunded commitments in other liabilities.

(1),(2),(3) See page 15 of 15 for additional information.

MERCANTILE BANKSHARES CORPORATION SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

(in thousands except per share data)

						1Q 06	1Q 06
						vs	vs
	1Q 06	4Q 05	3Q 05	2Q 05	1Q 05	4Q 05	1Q 05
INTEREST INCOME
Interest and fees on loans	$196,055	$192,697	$185,714	$169,877	$152,544	1.7%	28.5%
Interest and dividends on investment securities:
Taxable interest income	29,795	30,081	26,686	25,374	24,992	(1.0)	19.2
Tax-exempt interest income	778	813	839	788	721	(4.3)	7.9
Other investment income	627	722	526	583	644	(13.2)	(2.6)
	31,200	31,616	28,051	26,745	26,357	(1.3)	18.4
Other interest income	658	890	760	442	344	(26.1)	91.3
Total interest income	227,913	225,203	214,525	197,064	179,245	1.2	27.2

INTEREST EXPENSE
Interest on deposits	49,243	44,637	38,591	31,384	25,305	10.3	94.6
Interest on short-term borrowings	11,023	9,038	7,702	5,484	4,042	22.0	172.7
Interest on long-term debt	9,334	9,094	8,990	7,829	6,815	2.6	37.0
Total interest expense	69,600	62,769	55,283	44,697	36,162	10.9	92.5

NET INTEREST INCOME	158,313	162,434	159,242	152,367	143,083	(2.5)	10.6
Provision for credit losses	—	—	820	—	756	—	(100.0)

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	158,313	162,434	158,422	152,367	142,327	(2.5)	11.2

NONINTEREST INCOME
Investment and wealth management	26,121	24,251	23,668	23,780	24,057	7.7	8.6
Service charges on deposit accounts	10,292	10,893	11,478	11,088	10,426	(5.5)	(1.3)
Mortgage banking-related fees	2,210	4,690	5,151	2,895	2,283	(52.9)	(3.2)
Investment securities gains and (losses)	(13)	(53)	(32)	76	414	75.5	(103.1)
Nonmarketable investments	6,269	6,199	4,190	4,222	5,271	1.1	18.9
Other income	15,727	16,131	18,619	18,005	15,418	(2.5)	2.0
Total noninterest income	60,606	62,111	63,074	60,066	57,869	(2.4)	4.7

NONINTEREST EXPENSES
Salaries	49,099	51,740	51,748	50,180	46,554	(5.1)	5.5
Employee benefits	14,735	10,685	11,637	11,956	11,897	37.9	23.9
Net occupancy expense of bank premises	7,771	7,678	7,139	6,857	6,922	1.2	12.3
Furniture and equipment expenses	8,305	8,491	7,965	7,924	7,279	(2.2)	14.1
Communications and supplies	3,818	4,414	3,933	4,019	4,040	(13.5)	(5.5)
Other expenses	22,987	25,365	25,960	22,977	23,461	(9.4)	(2.0)
Total noninterest expenses	106,715	108,373	108,382	103,913	100,153	(1.5)	6.6

Income before income taxes	112,204	116,172	113,114	108,520	100,043	(3.4)	12.2
Applicable income taxes	41,445	41,309	42,158	40,647	37,416	0.3	10.8

NET INCOME	$70,759	$74,863	$70,956	$67,873	$62,627	(5.5)	13.0

Weighted average shares outstanding*	123,043	122,923	122,797	120,772	118,842	0.1	3.5

Adjusted weighted average shares outstanding*	124,294	124,134	123,953	121,741	119,813	0.1	3.7

NET INCOME PER COMMON SHARE:*
Basic	$.58	$.61	$.58	$.56	$.53	(4.9)	9.4
Diluted	$.57	$.60	$.57	$.56	$.52	(5.0)	9.6

* In January 2006, Bankshares announced a three-for-two stock split on its common stock.

Average share and per share amounts have been adjusted to give effect to the split.

MERCANTILE BANKSHARES CORPORATION SUPPLEMENTAL INFORMATION BY QUARTER

(in thousands)

						1Q 06	1Q 06
						vs	vs
Noninterest Income	1Q 06	4Q 05	3Q 05	2Q 05	1Q 05	4Q 05	1Q 05
Investment and wealth management	$26,121	$24,251	$23,668	$23,780	$24,057	7.7%	8.6%
Service charges on deposit accounts	10,292	10,893	11,478	11,088	10,426	(5.5)	(1.3)
Mortgage banking-related fees:
Commercial	1,879	4,000	4,086	2,092	1,837	(53.0)	2.3
Residential	331	690	1,065	803	446	(52.0)	(25.8)
Total mortgage banking-related fees	2,210	4,690	5,151	2,895	2,283	(52.9)	(3.2)
Investment securities gains and (losses)	(13)	(53)	(32)	76	414	75.5	(103.1)
Nonmarketable investments:
Private equity and other investments	1,324	3,310	39	4,569	2,461	(60.0)	(46.2)
Hedge funds	3,395	1,104	2,897	(1,245)	1,964	207.5	72.9
Bank-owned life insurance	1,550	1,785	1,254	898	846	(13.2)	83.2
Total nonmarketable investments	6,269	6,199	4,190	4,222	5,271	1.1	18.9
Other income:
Electronic banking fees	5,636	5,832	7,010	5,954	5,173	(3.4)	9.0
Charges and fees on loans	2,765	3,063	3,786	3,020	2,795	(9.7)	(1.1)
Insurance	5,101	3,439	3,480	3,558	4,540	48.3	12.4
All other income	2,225	3,797	4,343	5,473	2,910	(41.4)	(23.5)
Total other income	15,727	16,131	18,619	18,005	15,418	(2.5)	2.0
Total	$60,606	$62,111	$63,074	$60,066	$57,869	(2.4)	4.7

						1Q 06	1Q 06
						vs	vs
Noninterest Expenses	1Q 06	4Q 05	3Q 05	2Q 05	1Q 05	4Q 05	1Q 05
Salaries	$49,099	$51,740	$51,748	$50,180	$46,554	(5.1)%	5.5%
Employee benefits	14,735	10,685	11,637	11,956	11,897	37.9	23.9
Net occupancy expense of bank premises	7,771	7,678	7,139	6,857	6,922	1.2	12.3
Furniture and equipment expenses	8,305	8,491	7,965	7,924	7,279	(2.2)	14.1
Communications and supplies	3,818	4,414	3,933	4,019	4,040	(13.5)	(5.5)
Other expenses:
Professional services	5,170	5,867	6,040	4,882	5,125	(11.9)	0.9
Advertising and promotional expenses	1,498	2,553	2,162	2,677	1,711	(41.3)	(12.4)
Electronic banking expenses	3,127	3,503	4,025	3,177	3,241	(10.7)	(3.5)
Amortization of intangible assets	2,325	2,291	2,231	2,179	2,072	1.5	12.2
Outsourcing expenses	2,823	3,065	3,093	2,383	2,690	(7.9)	4.9
All other expenses	8,044	8,086	8,409	7,679	8,622	(0.5)	(6.7)
Total other expenses	22,987	25,365	25,960	22,977	23,461	(9.4)	(2.0)
Total	$106,715	$108,373	$108,382	$103,913	$100,153	(1.5)	6.6

MERCANTILE BANKSHARES CORPORATION SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

(In thousands)

											Average Balance
	1Q 06		4Q 05		3Q 05		2Q 05		1Q 05		1Q 06	1Q 06
	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)	Average	Yield(1)	vs	vs
	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate	Balance	/ Rate	4Q 05	1Q 05
Earning assets
Loans:
Commercial and leasing	$2,933,214	7.06%	$2,912,089	6.86%	$2,914,761	6.62%	$2,926,234	6.31%	$2,848,452	5.90%	0.7%	3.0%
Commercial real estate	3,673,385	6.89	3,664,491	6.79	3,610,170	6.65	3,363,924	6.51	3,133,446	6.28	0.2	17.2
Construction	1,681,253	7.86	1,574,597	7.56	1,544,082	7.21	1,442,621	6.66	1,328,633	6.24	6.8	26.5
Residential real estate	1,831,603	6.16	1,798,686	6.05	1,775,023	5.98	1,762,991	5.95	1,710,003	5.92	1.8	7.1
Home equity lines	496,526	7.25	511,673	6.73	517,798	6.23	502,917	5.85	495,935	5.36	(3.0)	0.1
Consumer	1,030,923	5.73	1,036,349	5.68	1,027,897	5.71	900,576	5.77	797,892	5.94	(0.5)	29.2
Total loans	11,646,904	6.87	11,497,885	6.69	11,389,731	6.51	10,899,263	6.29	10,314,361	6.04	1.3	12.9

Federal funds sold, et al	57,318	4.65	76,062	4.64	57,932	5.20	40,904	4.33	31,854	4.37	(24.6)	79.9

Securities: (2)
Taxable securities
U.S. Treasury and gov. agencies	1,440,180	3.64	1,429,583	3.41	1,431,397	3.35	1,382,037	3.37	1,426,230	3.43	0.7	1.0
Mortgage-backed	1,589,017	4.30	1,545,324	4.56	1,455,475	3.98	1,365,012	4.05	1,303,700	4.02	2.8	21.9
Other investments	63,199	4.06	60,998	4.77	62,318	3.35	65,051	3.63	63,943	4.12	3.6	(1.2)
Tax-exempt securities
States and political subdivisions	83,957	6.22	88,679	6.01	93,683	5.89	88,537	5.90	80,921	5.97	(5.3)	3.8
Total securities	3,176,353	4.05	3,124,584	4.08	3,042,873	3.73	2,900,637	3.77	2,874,794	3.79	1.7	10.5

Interest-bearing deposits in other banks	200	1.36	200	1.35	200	1.02	187	1.31	158	1.47	—	26.6
Total earning assets	14,880,775	6.26	14,698,731	6.13	14,490,736	5.92	13,840,991	5.76	13,221,167	5.55	1.2	12.6

Cash and due from banks	301,305		319,176		326,515		301,484		290,911		(5.6)	3.6
Bank premises and equipment, net	138,237		139,662		147,248		144,347		141,426		(1.0)	(2.3)
Other assets	1,272,673		1,258,868		1,257,846		1,099,607		1,004,526		1.1	26.7
Less: allowance for loan losses	(157,026)		(158,162)		(157,177)		(152,858)		(149,686)		(0.7)	4.9
Total assets	$16,435,964		$16,258,275		$16,065,168		$15,233,571		$14,508,344		1.1	13.3

Interest-bearing liabilities
Deposits:
Savings	$1,321,364	0.45	$1,371,020	0.45	$1,420,283	0.42	$1,463,960	0.36	$1,459,580	0.32	(3.6)	(9.5)
Checking plus interest	1,341,714	0.19	1,398,809	0.18	1,428,344	0.17	1,418,337	0.16	1,350,521	0.15	(4.1)	(0.7)
Money market	1,848,724	2.18	1,785,001	1.86	1,692,684	1.54	1,574,422	1.15	1,550,919	0.94	3.6	19.2
Time deposits $100,000 and over	1,904,098	4.00	1,784,340	3.66	1,674,265	3.30	1,618,161	2.97	1,427,571	2.66	6.7	33.4
Other time deposits	2,318,985	3.23	2,300,075	3.03	2,295,608	2.76	2,060,974	2.54	1,905,548	2.28	0.8	21.7
Total interest-bearing deposits	8,734,885	2.29	8,639,245	2.05	8,511,184	1.80	8,135,854	1.55	7,694,139	1.33	1.1	13.5

Short-term borrowings	1,320,595	3.39	1,213,396	2.96	1,185,142	2.58	1,021,281	2.15	1,000,929	1.64	8.8	31.9
Long-term debt	730,236	5.18	766,451	4.71	797,527	4.47	742,056	4.23	689,372	4.01	(4.7)	5.9
Total interest-bearing funds	10,785,716	2.62	10,619,092	2.35	10,493,853	2.09	9,899,191	1.81	9,384,440	1.56	1.6	14.9

Noninterest-bearing deposits	3,206,071		3,255,149		3,240,806		3,137,366		3,024,595		(1.5)	6.0
Other liabilities and accrued expenses	182,531		173,984		151,094		154,910		149,033		4.9	22.5
Total liabilities	14,174,318		14,048,225		13,885,753		13,191,467		12,558,068		0.9	12.9
Shareholders’ equity	2,261,646		2,210,050		2,179,415		2,042,104		1,950,276		2.3	16.0
Total liabilities & shareholders’ equity	$16,435,964		$16,258,275		$16,065,168		$15,233,571		$14,508,344		1.1	13.3

Net interest rate spread		3.64%		3.78%		3.83%		3.95%		3.99%
Effect of noninterest-bearing funds		0.72		0.65		0.58		0.51		0.45
Net interest margin on earning assets		4.36%		4.43%		4.41%		4.46%		4.44%

(1) Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.

(2) Balances reported at amortized cost; excludes unrealized gains (losses) on securities available-for-sale.

MERCANTILE BANKSHARES CORPORATION RECONCILIATION OF NON-GAAP MEASURES

(In thousands, except per share data)

We believe the non-GAAP measures we use provide information useful to investors in understanding our ongoing core business and operational performance trends. These measures should not be viewed as a substitute for GAAP. Management believes presentations of financial measures excluding the impact of certain items provide useful supplemental information and better reflect core operating activities. In order to arrive at core business operating results, the effects of certain non-core business transactions such as gains and losses on the sales of securities, amortization of intangibles, restructuring charges and merger-related expenses, have been excluded. Management reviews these same measures internally. For instance, the cash operating efficiency ratio, rather than the GAAP basis efficiency ratio, is used to measure management’s success at controlling ongoing, core operating expenses. Additionally, management believes that reporting several key measures based on tangible assets (total assets less intangible assets) and tangible equity (total equity less intangible assets) is important as this more closely approximates the basis for measuring the adequacy of capital for regulatory purposes.

1Q 06	4Q 05	3Q 05	2Q 05	1Q 05

(1) The net interest margin and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. Management believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and nontaxable investments.

Net interest income (GAAP basis)	$158,313	$162,434	$159,242	$152,367	$143,083
Taxable-equivalent adjustment	1,833	1,833	1,781	1,656	1,577
Net interest income - taxable equivalent	$160,146	$164,267	$161,023	$154,023	$144,660

(2) Management excludes the balance of intangible assets and their related amortization expense from its calculation of return on average tangible equity and average tangible equity to average tangible assets. This adjustment allows management to review the core operating results and core capital position of Bankshares. This is consistent with the treatment by the bank regulatory agencies that excludes goodwill and other intangible assets from their calculation of risk-based capital ratios.

Return on average equity (GAAP basis)	12.69%	13.44%	12.92%	13.33%	13.02%
Impact of excluding average intangible assets and amortization	6.28	6.82	6.70	6.31	5.55
Return on average tangible equity	18.97%	20.26%	19.62%	19.64%	18.57%

Average equity to average assets (GAAP basis)	13.76%	13.59%	13.57%	13.41%	13.44%
Impact of excluding average intangible assets and amortization	(3.95)	(3.98)	(4.04)	(3.74)	(3.44)
Average tangible equity to average tangible assets	9.81%	9.61%	9.53%	9.67%	10.00%

(3) The efficiency ratio is measured by dividing noninterest expenses by the sum of net interest income on an FTE basis and noninterest income. When computing the cash operating efficiency ratio and cash operating earnings, management excludes the amortization of intangible assets, restructuring charges, merger-related expenses, and gains and losses on sales of premises and from sales of investment securities in order to assess the core operating results of Bankshares and because of the uncertainty as to timing and amount of gain or loss to be recognized.

Efficiency ratio (GAAP basis)		48.34%	47.87%	48.36%	48.54%	49.45%
Impact of excluding:	Securities gains and (losses)	—	(0.01)	—	0.02	0.10
	Gains/(losses) on sales of premises	0.02	—	(0.05)	0.78	0.27
	Amortization of deposit intangibles	(0.68)	(0.66)	(0.65)	(0.69)	(0.67)
	Amortization of other intangibles	(0.38)	(0.35)	(0.34)	(0.34)	(0.35)
	Restructuring charges	—	—	—	—	—
	Merger-related expenses	—	(0.16)	(0.33)	(0.05)	(0.12)
Cash operating efficiency ratio		47.30%	46.69%	46.99%	48.26%	48.68%

(4) Bankshares presents cash operating earnings in order to assess its core operating results.

Net income (GAAP basis)		$70,759	$74,863	$70,956	$67,873	$62,627
Less:	Securities (gains) and losses, net of tax	8	32	19	(46)	(250)
	(Gains)/losses on sales of premises, net of tax	(48)	—	117	(2,048)	(693)
Plus:	Amortization of deposit intangibles, net of tax	899	899	892	875	826
	Amortization of other intangibles, net of tax	507	486	458	442	426
	Restructuring charges, net of tax	—	—	—	—	—
	Merger-related expenses, net of tax	—	216	449	56	156
Cash operating earnings		$72,125	$76,496	$72,891	$67,152	$63,092

* In January 2006, Bankshares announced a three-for-two stock split on its common stock.